Exhibit 99.1
Bemis Company Reports Record EPS from Continuing Operations for Third Quarter 2014

HIGHLIGHTS OF THE QUARTER:

•
Diluted EPS from continuing operations increased to a record $0.61 per share, up 10.9 percent compared to adjusted diluted earnings per share from continuing operations of $0.55 for the prior third quarter.

•	Total Bemis Company adjusted diluted EPS increased 11.7 percent to a record $0.67 per share, in line with management’s guidance.

•	Excluding the impact of currency and divestitures, net sales increased 2.5 percent.

•	In the U.S. Packaging segment, adjusted operating profit as a percentage of net sales increased to 13.3 percent, compared to 13.0 percent in the prior third quarter.

•	In the Global Packaging segment, operating profit as a percentage of net sales increased to 8.6 percent, compared to 7.6 percent in the prior third quarter.

•	During the third quarter, the Company entered into an agreement to sell its Pressure Sensitive Materials business segment. The results of this segment are reported as discontinued operations.

Neenah, Wisconsin, October 23, 2014 - Bemis Company, Inc. (NYSE:BMS) today reported third quarter 2014 diluted earnings per share from continuing operations of $0.61 per share, compared to $0.47 per share for the same quarter of 2013. Excluding the items detailed in the attached schedule, “Reconciliation of Non-GAAP Earnings per Share,” adjusted diluted earnings per share from continuing operations for the third quarter of 2013 would have been $0.55.

“Our record third quarter results reflect continued progress in the implementation of our long-term strategy,” said William Austen, Bemis Company’s President and Chief Executive Officer. “Our Global Packaging business delivered solid operating profit improvement, driven by our strong pricing discipline and unit volume growth in our high margin target end markets around the world. In our U.S. Packaging business, operating margins increased and we continued to commercialize new business awards. As we move forward, we are focused on further improving performance metrics through continued pricing discipline, capacity investments, and operational improvements that will deliver more efficient scale-up of our growth projects.”

BUSINESS SEGMENT RESULTS

U.S. Packaging
U.S. Packaging net sales of $716.7 million for the third quarter of 2014 represented a decrease of 4.5 percent, compared to the same period of 2013. The first quarter 2014 divestiture of the Paper Packaging Division reduced sales by 5.6 percent. Excluding the impact of divestitures, the 1.1 percent increase in net sales reflects the benefit of increased selling prices and improved sales mix.

U.S. Packaging operating profit for the third quarter of 2014 was $95.3 million, or 13.3 percent of net sales, compared to $81.8 million, or 10.9 percent of net sales, in the same period of 2013. Excluding facility consolidation costs in 2013, segment adjusted operating profit would have been $97.6 million, or 13.0 percent of net sales. (See attached schedule: “Reconciliation of Non-GAAP Operating Profit.”) Operating profit results reflect the benefit of sales mix improvements and the adverse impact of costs and manufacturing inefficiencies related to the commercialization of new business.

Global Packaging
Global Packaging net sales for the third quarter of 2014 of $381.5 million represented an increase of 2.9 percent, compared to the third quarter of 2013. Currency translation decreased net sales by 2.5 percent. Excluding the impact of currency translation, Global Packaging net sales increased 5.4 percent from the prior year, reflecting unit volume growth in addition to favorable sales price and mix.
Global Packaging operating profit for the third quarter was $32.9 million, or 8.6 percent of net sales, compared to $28.3 million, or 7.6 percent of net sales, for the same period in 2013. The net effect of currency translation decreased operating profit during the third quarter of 2014 by $1.0 million. Margin improvement in this segment reflects the favorable impact of increased sales of value added packaging for medical device, pharmaceutical, and perishable food applications.

DISCONTINUED OPERATIONS
On September 8, 2014, the Company entered into an agreement to sell its Pressure Sensitive Materials business segment. Management expects the transaction to close during the fourth quarter of 2014. Considering the agreed upon price, management recorded a non-cash impairment charge to goodwill. The results of this segment and the impairment charge related to the transaction are reported as discontinued operations.
CAPITAL STRUCTURE AND CASH FLOW
Total company net debt to adjusted EBITDA was 2.1 times at September 30, 2014, slightly above our target ratio of 2.0 times. Net debt is defined as total debt less cash, and adjusted EBITDA is defined as last twelve months adjusted total company operating income plus depreciation and amortization.

Cash flow from operations for the quarter of $121.1 million compared to $160.0 million for third quarter of 2013, reflecting generally higher levels of working capital associated with higher raw material costs, increased inventory levels, and higher selling prices. These working capital increases support new product commercialization and strong customer demand for value-added products.

On August 1, 2014, public notes totaling $400 million matured. Management refinanced these notes with lower interest rate debt, comprised of a $200 million bank term loan that matures in 2022 and $200 million of commercial paper.

2014 OUTLOOK
In anticipation of the sale of the Pressure Sensitive Materials business segment, management established new guidance for continuing operations. Management expects adjusted diluted earnings per share from continuing operations to be in the range of $0.53 to $0.58 for the fourth quarter and in the range of $2.26 to $2.31 for the full year 2014. Considering the results of discontinued operations, management’s new full year guidance range is consistent with the middle of its previously stated full year guidance range.

Management revised the guidance for total year 2014 cash from operations to reflect inflation, the timing of the Pressure Sensitive Materials divestiture, and generally higher levels of working capital expected to support new product commercialization and strong customer demand for value-added products. Full year 2014 cash flow from operating activities is expected to be in the range of $375 million to $400 million.

Management continues to expect the effective income tax rate for the full year 2014 to be approximately 34.5 percent and total year 2014 capital expenditures to be approximately $175 million.

PRESENTATION OF NON-GAAP INFORMATION
This press release refers to non-GAAP financial measures: adjusted operating profit, adjusted operating profit as a percentage of net sales, net debt to adjusted EBITDA, and adjusted diluted earnings per share. These non-GAAP financial measures adjust for factors that are unusual or unpredictable. These measures exclude the impact of certain amounts related to facility consolidation and plant closure activities including employee-related costs, equipment relocation costs, lease termination payments, accelerated depreciation, and the write-down of equipment. These measures also exclude gains or losses on sales of property and divestitures and certain acquisition-related expenses including transaction expenses, due diligence expenses, professional and legal fees, purchase accounting adjustments for inventory and order backlog, integration expenses, the cash portion of any acquisition earn-out payments recorded as compensation expenses, and changes in fair value of deferred acquisition payments. This adjusted information should not be construed as an alternative to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP). It is provided solely to assist in an investor's understanding of the impact of these items on the comparability of the Company's ongoing business operations.

FORWARD-LOOKING STATEMENTS
Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such content is subject to certain risks and uncertainties, including but not limited to general economic conditions, future changes in cost or availability of raw materials, our ability to adjust selling prices, consumer buying patterns, changes in customer order patterns, the results of competitive bid processes, costs associated with the pursuit of business combinations or divestitures, plant closures, a failure in our information technology infrastructure or applications, foreign currency fluctuations, unexpected costs associated with production relocation, changes in working capital requirements, changes in government regulations, and the availability and related cost of financing from banks and capital markets. Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company's regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2013.

INVESTOR CONFERENCE CALL
Bemis Company, Inc. will webcast an investor telephone conference regarding its third quarter 2014 financial results this morning at 11 a.m., Eastern Time. Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations.” Listeners are urged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

ABOUT BEMIS COMPANY, INC.
Bemis Company, Inc. is a major supplier of packaging and pressure sensitive materials used by leading food, consumer products, healthcare, and other companies worldwide. Founded in 1858, Bemis Company is included in the S&P 500 index of stocks and reported 2013 net sales of $4.5 billion from continuing operations. Bemis has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing, and converting. Headquartered in Neenah, Wisconsin, Bemis employs approximately 19,000 individuals worldwide. More information about Bemis is available at our website, www.bemis.com.

For additional information please contact:

Erin M. Winters
Director, Investor Relations
(920)527-5288
Bemis Company Inc.
One Neenah Center, 4th Floor
P.O. Box 669
Neenah, Wisconsin 54957-0669

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net sales	$1,098.2	$1,121.5	$3,290.8	$3,391.3
Cost of products sold	877.5	897.3	2,640.2	2,723.3
Gross profit	220.7	224.2	650.6	668.0

Operating expenses:
Selling, general and administrative expenses	104.6	112.8	315.6	343.5
Research and development	11.2	10.7	33.4	30.1
Facility consolidation and other costs	—	15.8	—	46.0
Other operating income	(2.4)	(2.7)	(7.6)	(7.6)

Operating income	107.3	87.6	309.2	256.0

Interest expense	14.0	17.0	47.9	50.6
Other non-operating income	(1.2)	(3.4)	(15.6)	(6.3)

Income from continuing operations before income taxes	94.5	74.0	276.9	211.7

Provision for income taxes	33.0	25.1	95.0	69.5

Income from continuing operations	61.5	48.9	181.9	142.2

(Loss) income from discontinued operations, net of tax	(44.5)	5.1	(49.9)	14.2

Net income	$17.0	$54.0	$132.0	$156.4

Basic earnings per share:
Income from continuing operations	$0.62	$0.47	$1.81	$1.38
(Loss) income from discontinued operations	(0.45)	0.05	(0.50)	0.14
Net income	$0.17	$0.52	$1.31	$1.52

Diluted earnings per share:
Income from continuing operations	$0.61	$0.47	$1.79	$1.36
(Loss) income from discontinued operations	(0.44)	0.05	(0.49)	0.14
Net income	$0.17	$0.52	$1.30	$1.50

Cash dividends paid per share	$0.27	$0.26	$0.81	$0.78

Weighted average shares outstanding (including participating securities):
Basic	99.9	103.0	100.6	103.1
Diluted	100.9	104.0	101.5	104.1

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(in millions)
(unaudited)

	September 30, 2014	December 31, 2013
ASSETS

Cash and cash equivalents	$126.1	$141.7
Accounts receivable, net	562.0	615.4
Inventories	594.9	648.5
Prepaid expenses and other current assets	118.0	98.9
Assets held for sale	249.8	—
Total current assets	1,650.8	1,504.5

Property and equipment, net	1,128.8	1,284.3

Goodwill	978.5	1,052.2
Other intangible assets, net	175.3	190.6
Deferred charges and other assets	87.4	78.6
Total other long-term assets	1,241.2	1,321.4

TOTAL ASSETS	$4,020.8	$4,110.2

LIABILITIES

Current portion of long-term debt	$—	$0.2
Short-term borrowings	17.9	14.7
Accounts payable	321.0	362.8
Accrued salaries and wages	85.3	99.6
Accrued income and other taxes	42.1	32.3
Other current liabilities	73.1	92.3
Liabilities held for sale	87.0	—
Total current liabilities	626.4	601.9

Long-term debt, less current portion	1,432.9	1,421.4
Deferred taxes	252.5	269.8
Other liabilities and deferred credits	114.0	132.3

TOTAL LIABILITIES	2,425.8	2,425.4

EQUITY

Common stock issued (128.0 and 127.9 shares, respectively)	12.8	12.8
Capital in excess of par value	556.6	548.1
Retained earnings	2,054.9	2,005.1
Accumulated other comprehensive loss	(162.7)	(98.7)
Common stock held in treasury (28.1 and 26.0 shares at cost, respectively)	(866.6)	(782.5)

TOTAL EQUITY	1,595.0	1,684.8

TOTAL LIABILITIES AND EQUITY	$4,020.8	$4,110.2

BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2014	2013
Cash flows from operating activities
Net income	$132.0	$156.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139.0	143.5
Excess tax benefit from share-based payment arrangements	(0.6)	—
Share-based compensation	9.4	15.1
Deferred income taxes	(18.0)	13.9
Income of unconsolidated affiliated company	(1.0)	(2.5)
Non-cash impairment charge for net assets held for sale	44.7	—
Loss on sale of property and equipment	0.1	0.4
Net facility consolidation and other costs	—	6.7
Gain on divestitures	(9.3)	(5.5)
Changes in working capital, excluding effect of acquisitions, divestitures and currency	(101.9)	(38.9)
Changes in other assets and liabilities	(2.9)	(26.7)

Net cash provided by operating activities	191.5	262.4

Cash flows from investing activities
Additions to property and equipment	(112.7)	(90.3)
Business acquisitions and adjustments, net of cash acquired	—	(56.3)
Proceeds from sale of property and equipment	7.9	10.7
Proceeds from divestitures	79.8	30.4

Net cash used in investing activities	(25.0)	(105.5)

Cash flows from financing activities
Proceeds from issuance of long-term debt	199.4	—
Repayment of long-term debt	(399.8)	—
Net borrowing of commercial paper	202.8	17.7
Net borrowing (repayment) of short-term debt	7.4	(2.4)
Cash dividends paid to shareholders	(81.6)	(80.8)
Common stock purchased for the treasury	(84.1)	(35.6)
Deferred payments for business acquisitions	(6.6)	—
Excess tax benefit from share-based payment arrangements	0.6	—
Stock incentive programs and related tax withholdings	(1.5)	(13.5)

Net cash used in financing activities	(163.4)	(114.6)

Effect of exchange rates on cash and cash equivalents	(8.7)	(0.8)

Cash and cash equivalents classified as held for sale assets	(10.0)	—

Net (decrease) increase in cash and cash equivalents	(15.6)	41.5

Cash and cash equivalents balance at beginning of year	141.7	114.1

Cash and cash equivalents balance at end of period	$126.1	$155.6

BEMIS COMPANY, INC. AND SUBSIDIARIES
OPERATING PROFIT AND PRETAX PROFIT
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
U.S. Packaging
Operating profit before facility consolidation and other costs	$95.3	$97.6	$288.1	$294.5
Facility consolidation and other costs	—	(15.8)	—	(46.4)
Operating profit	95.3	81.8	288.1	248.1

Global Packaging
Operating profit before facility consolidation and other costs	32.9	28.3	83.6	81.2
Facility consolidation and other costs	—	—	—	0.4
Operating profit	32.9	28.3	83.6	81.6

Segment operating profit	128.2	110.1	371.7	329.7

Corporate
General corporate expenses	(20.9)	(22.5)	(62.5)	(73.7)

Operating income	107.3	87.6	309.2	256.0

Interest expense	14.0	17.0	47.9	50.6

Other non-operating income	(1.2)	(3.4)	(15.6)	(6.3)

Income from continuing operations before income taxes	$94.5	$74.0	$276.9	$211.7

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP OPERATING PROFIT
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
U.S. Packaging
Net sales	$716.7	$750.7	$2,180.7	$2,277.6

Operating profit as reported	$95.3	$81.8	$288.1	$248.1

Non-GAAP adjustments:
Facility consolidation and other costs (1)	—	15.8	—	46.4

Operating profit as adjusted	$95.3	$97.6	$288.1	$294.5

Operating profit as a percentage of net sales
As reported	13.3%	10.9%	13.2%	10.9%
As adjusted	13.3%	13.0%	13.2%	12.9%

Global Packaging
Net sales	$381.5	$370.8	$1,110.1	$1,113.7

Operating profit as reported	$32.9	$28.3	$83.6	$81.6

Non-GAAP adjustments:
Facility consolidation and other costs (1)	—	—	—	(0.4)
Acquisition-related integration costs (2)	—	—	—	(0.5)

Operating profit as adjusted	$32.9	$28.3	$83.6	$80.7

Operating profit as a percentage of net sales
As reported	8.6%	7.6%	7.5%	7.3%
As adjusted	8.6%	7.6%	7.5%	7.2%

(1)	Facility consolidation and other costs includes employee-related costs, accelerated depreciation, write down of equipment and other costs related to the Company's facility consolidation program.

(2)	Acquisition related integration costs include earnout payments treated as compensation expense related to the Mayor Packaging acquisition.

BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EARNINGS PER SHARE
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Continuing Operations
Diluted earnings per share, as reported	$0.61	$0.47	$1.79	$1.36

Non-GAAP adjustments per share, net of taxes:
Facility consolidation and other costs (1)	—	0.10	—	0.29
Gain on divestitures (2)	—	—	(0.06)	(0.03)
Gain on sale of land and building (3)	—	(0.02)	—	(0.02)

Diluted earnings per share, as adjusted	$0.61	$0.55	$1.73	$1.60

Discontinued Operations
Diluted earnings per share, as reported	$(0.44)	$0.05	$(0.49)	$0.14

Non-GAAP adjustments per share, net of taxes:
Pressure Sensitive Materials plant closure costs (4)	—	—	0.16	—
Non-cash impairment for net assets held for sale (5)	0.50	—	0.50	—

Diluted earnings per share, as adjusted	$0.06	$0.05	$0.17	$0.14

Bemis Company Inc.
Diluted earnings per share, as adjusted	$0.67	$0.60	$1.90	$1.74

(1)	Facility consolidation and other costs includes employee-related costs, accelerated depreciation, write down of equipment and other costs related to the Company's facility consolidation program.

(2)	Gain on divestitures relates to the sale of the Paper Packaging Division in 2014 and Clysar in 2013.

(3)	Gain on sale of land and building relates to final settlement associated with a property that was not part of our facility consolidation program.

(4)
Includes employee-related costs (including a multiemployer plan settlement), accelerated depreciation, and other costs related to closing our plant in Stow, Ohio (a Pressure Sensitive Materials manufacturing facility).

(5)	Non-cash impairment for net assets held for sale is to write down the carrying value of the assets held for sale to estimated fair value less any costs to sell.